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                                                                EXHIBIT 10.30

                          [AXSYS LETTERHEAD]



                                                     October 13, 1997

Lehman Electric, Inc.
200 Vesey Street
New York, NY  10285

Dear Ladies and Gentlemen:

     I am writing this letter on behalf of Axsys Technologies, Inc. (the "Company") to confirm our understanding of the arrangements between the Company and you regarding certain expenses incurred in connection with the underwriting described in the Underwriting Agreement proposed to be entered into by the Company and the Underwriters, a copy of which is attached hereto. Specifically, you have agreed to reimburse the Company for 30.3% of the costs, fees and expenses that it incurs in connection with the underwriting and that are described in Section 4 of the proposed Underwriting Agreement. Capitalized terms used in this letter shall have the meanings given to them in the proposed Underwriting Agreement.

     Please indicate your agreement by signing this letter where indicated below and returning the signed letter to us. An extra copy is included for your files.

                                  Very truly yours,

                                  AXSYS TECHNOLOGIES, INC.


                                  By:  /s/ Stephen W. Bershad
                                      -----------------------------------
                                      Stephen W. Bershad
                                      Chairman and Chief Executive Officer

LEHMAN ELECTRIC, INC.


By:  /s/ Eliot M. Fried
   ---------------------------
      Eliot M. Fried
      Managing Director